Exhibit 10.7

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 20th day of January, 2010, by and between OPENWAVE SYSTEMS INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined below).

RECITALS

D. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 23, 2009 (as amended to date and as may be further amended, restated, supplement or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

E. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

F. Subject to the representations and warranties of Borrower, and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

8. Amendment to Loan Agreement.

8.1 Section 13 (Definitions). The definition of “EBITDA” in Section 13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“‘EBITDA’ shall mean, for any fiscal period, (a) Net Income for such period, plus (b) Interest Expense for such period, plus (c) consolidated income taxes of Borrower and its Subsidiaries for such period, plus, (d) to the extent deducted in the calculation of Net Income, consolidated depreciation expense and amortization expense of Borrower and Subsidiaries for such period, plus (e) to the extent deducted in the calculation of Net Income, other consolidated non-cash expenses, including non-cash stock compensation expense of Borrower, plus (f) to the extent deducted in the calculation of Net Income, non-cash charges related to impairment of minority investments or goodwill in accordance with GAAP, minus (g) write downs or write offs of investments or goodwill, provided, however, that Net Income shall not be reduced to reflect (x) losses on auction rate securities associated with Other Than Temporary Impairment (“OTTI”) recognized in earnings prior to April 1, 2009, or (y) losses on the sale of auction rate securities associated with OTTI already recognized in earnings prior to April 1, 2009, but shall be reduced to reflect (z) any further auction rate securities OTTI losses above those already recognized in the amount of $11,679,356. OTTI shall be calculated in accordance with the guidance of FASB 115-2.”

9. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and by-laws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the date hereof, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

10. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver, consent, amendment or other modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

11. EFFECTIVENESS. This Amendment shall be deemed effective as of December 31, 2009, upon the satisfaction of all the following conditions precedent:

11.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

11.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

12. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

13. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

14. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	OPENWAVE SYSTEMS INC., a Delaware corporation

	By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	CFO

BANK:	SILICON VALLEY BANK

	By:	/s/ Justin Mauch
	Name:	Justin Mauch
	Title:	Relationship Manager